UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2005

PW EAGLE, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-18050	41-1642846
(Commission File Number)	(IRS Employer Identification No.)

1550 Valley River Drive, Eugene, Oregon 97401

(Address of Principal Executive Offices) (Zip Code)

(541) 343-0200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 5, 2005, PW Eagle, Inc. (the “Company”) entered into a Common Stock and Warrant Purchase Agreement with multiple institutional investors for the private placement of 1,000,000 shares of the Company’s common stock at a price of $18.75 and warrants to purchase an additional 250,000 shares of common stock. Net proceeds to the Company from the sale of the securities will be approximately $17.5 million.

The warrants are exercisable at $27.00 per share from the date of issuance until December 5, 2010. The exercise price and number of shares issuable upon exercise are subject to adjustment in the event of stock splits or dividends, business combinations, sale of assets or other similar transactions, and as a result of certain issuances of the Company’s common stock at lower prices during the 12-month period beginning December 5, 2005. The Company also issued warrants of like tenor for the purchase of 50,000 shares of common stock to its placement agent in the transaction. The placement agent also received a commission of $1.125 million.

The shares of common stock and warrants have not been registered under the Securities Act, or any state securities laws, and were sold in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder, as a transaction by an issuer not involving any public offering.

The Company is obligated to register the shares of common stock being sold, and the shares issuable upon exercise of the warrants, for resale on a registration statement to be filed within 30 days of closing. The registration statement must be timely filed and become effective within 120 days of closing or the Company will incur certain penalties.

The foregoing is a summary of the terms of the Common Stock and Warrant Purchase Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Common Stock and Warrant Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1. The Company issued a press release announcing the transaction on December 6, 2005. A copy of the press release is attached hereto as Exhibit 99.1.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to Item 1.01 for information concerning the issuance by PW Eagle of 1,000,000 shares of its common stock and warrants for the purchase of up to 250,000 shares of common stock to certain institutional investors and additional warrants for the purchase of 50,000 shares of common stock to the Company’s placement agent in the transaction. Such securities were offered and issued in reliance on the exemption from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as a transaction not involving a public offering of securities.

2.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements:

None.

(b)	Pro forma financial information:

None.

(c)	Shell Company Transactions:

None.

(d)	Exhibits:

10.1	Common Stock and Warrant Purchase Agreement, dated December 5, 2005

99.1	Press Release dated December 6, 2005.

3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PW EAGLE, INC.

Date: December 9, 2005	By	/s/ Scott Long
Scott Long
Chief Financial Officer

4.